Intrexon Corporation Business Update August 9 2018 Exhibit 99.2

Safe Harbor Statement Some of the statements made in this presentation are forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon Intrexon’s current expectations and projections about future events and generally relate to Intrexon’s plans, objectives and expectations for the development of Intrexon’s business, discussion of anticipated clinical trials and future collaborations. Although management believes that the plans and objectives reflected in or suggested by these forward-looking statements are reasonable, all forward-looking statements involve risks and uncertainties and actual future results may be materially different from the plans, objectives and expectations expressed in this presentation. These risks and uncertainties include, but are not limited to, (i) Intrexon’s strategy and overall approach to its business model; (ii) Intrexon’s ability to successfully enter new markets or develop additional products, whether with its collaborators or independently; (iii) Intrexon's ability to successfully enter into optimal strategic relationships with its subsidiaries and operating companies that it may form in the future; (iv) actual or anticipated variations in Intrexon’s operating results; (v) actual or anticipated fluctuations in Intrexon’s competitors’ or its collaborators’ operating results or changes in their respective growth rates; (vi) Intrexon’s cash position; (vii) market conditions in Intrexon’s industry; (viii) the volatility of Intrexon’s stock price; (ix) Intrexon’s ability, and the ability of its collaborators, to protect Intrexon’s intellectual property and other proprietary rights and technologies; (x) Intrexon’s ability, and the ability of its collaborators, to adapt to changes in laws or regulations and policies; (xi) the outcomes of pending and future litigation; (xii) the rate and degree of market acceptance of any products developed by Intrexon, its subsidiaries, collaborations or joint ventures; (xiii) Intrexon’s ability to retain and recruit key personnel; (xiv) Intrexon’s expectations related to the use of proceeds from its public offerings and other financing efforts; and (xv) Intrexon’s estimates regarding expenses, future revenue, capital requirements and needs for additional financing. For a discussion of other risks and uncertainties, and other important factors, any of which could cause Intrexon’s actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in Intrexon’s Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. All information in this presentation is as of the date of the release, and Intrexon undertakes no duty to update this information unless required by law. © 2018 Intrexon Corp. All rights reserved. Intrexon Corporation is sharing the following materials for informational purposes only. Such materials do not constitute an offer to sell or the solicitation of an offer to buy any securities of Intrexon. Any offer and sale of Intrexon’s securities will be made, if at all, only upon the registration and qualification of such securities under all applicable federal and state securities laws or pursuant to an exemption from such requirements. The attached information has been prepared in good faith by Intrexon. However, Intrexon makes no representations or warranties as to the completeness or accuracy of any such information. Any representations or warranties as to Intrexon shall be limited exclusively to any agreements that may be entered into by Intrexon and to such representations and warranties as may arise under law upon distribution of any prospectus or similar offering document by Intrexon. Forward-Looking Statements

About Us New approaches to gene and cell therapy that target: Underlying causes of disease Multiple genes with a single therapy Reduction of patient cost and wait time for cellular therapies Precision bioengineering to address: Risks to global food production resulting from growing resistance to pesticides and traits Mosquito transmission of disease Over-fishing by providing alternative breeding methods Novel applications of microbes to: Make better use of natural resources Improve medical treatments Reinvent our energy systems through alternative fuel production Direct changes to plant biology at the genomic level to: Address demand for healthy, sustainable foods Address resource scarcity Develop crops with increased productivity and consumer appeal intrexon — Advancing Syn-Bio Across Platforms CAR mbIL-15 8 CAR mbIL-15 7 mbIL-15 CAR 2018: The Year of Energy & Healthcare 2019: The Year of Plants & Animals

intrexon’s Methane Bioconversion Platform (MBP) Engineering microbes for industrial applications © 2018 Intrexon Corp. All rights reserved.

intrexon’s proprietary methane bioconversion platform is a ground-breaking approach in the Gas-to-Liquids (GTL) industry. Over past several years intrexon has built a proprietary genetic toolbox for MBP to unlock its potential in methane bioconversion. The cost-effective transformation of methane to higher value chemicals and fuels through fermentation is central to our fuels, lubricants and chemicals initiatives. intrexon’s Proprietary Approach

In 2009 oil and gas prices decoupled. Despite expected volatility, the long-term trend remains intact. A tremendous gas to oil arbitrage emerged from the price divergence. Source: CME Group Historical Natural Gas to Oil Spread © 2018 Intrexon Corp. All rights reserved.

intrexon's MBP Potential – Large Markets for Relatively Simple Products

ISOBUTANOL



Market Size[1]: c.$500bn

FARNESENE



Market Size[2]: c.$700bn

BUTADIENE



Market Size: c.$22bn

1,4 BDO



Market Size: c.$3bn

MMA



Market Size: c.$7bn

ISOPRENE



Market Size: c.$2bn

Lead Program via 2,3 BDO

- Demand growing at or above GDP
- 20+ suppliers, easy entry
- Long term off-take agreements available
- Catalytic conversion to 1,3 butadiene demonstrated

- ✓ Targeting C4 or C5 products was viewed as an optimized point in the product-value vs. synthesis complexity landscape
- ✓ Isobutanol is attractive as a less corrosive, more potent, and more valuable gasoline additive relative to 2-carbon ethanol
- ✓ Expansion into specialty chemicals once major carbon flux pathways are optimized

Source: IHS Chemical, ICIS, Markets and Markets, MicroMarket Monitor, Grandview Research, Transparency Market Research
1. Currently limited to $80bn by regulations, IEA World Outlook 2016 data ; IEA World Energy Outlook 2016 data ; Market size for 1-butene and isobutene, the main applications for butylene

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© 2018 Intrexon Corp. All rights reserved.

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A 22% quarter over quarter increase in 2,3 BDO yield. intrexon scientists continue to engineer the methanotrophic organism to improve the utilization of natural gas as a carbon source. Site selection is underway for the small scale plant with a goal of breaking ground by year end and generating revenue by 2020. Q2 Advances © 2018 Intrexon Corp. All rights reserved.

intrexon’s Human Therapeutic Platform Next-gen therapies Faster and more cost effective © 2018 Intrexon Corp. All rights reserved.

ActoBiotics® – Controlled Expression in a Non-Human Commensal L. lactis essential gene removed Therapeutic gene inserted Construction strategy allows for minimum genetic modifications In-house established engineering process allows for continual creation of new drug candidates Host is engineered for environmental containment, preventing the accumulation of bacteria outside the body Industrial microorganism used for large scale food production Efficient and reliable cGMP manufacturing process established and scalable for future commercial supply Following fermentation, the modified bacteria are freeze-dried and packaged Genetic Engineering Scalable Manufacturing L. lactis has a long history of safe use in human nutrition Non-colonizing, non-human commensal species allowing for control of dosage and timing of exposure No pathogenicity, compared to possible pathogenicity with other hosts or human bacterial isolates Oral delivery platform has excellent track record of safe use in humans Safety Harnessing L. lactis Yields New Opportunities

ActoBio Therapeutics Pipeline

ACT[ ]BIO THERAPEUTICS™

Area	Program	R&D	Pre-Clinical	Phase I	Phase II	Partner
Gastrointestinal Diseases	AG013 - Oral Mucositis					Oragenics
	AG014 - Anti-TNF in PID (GI inflammation)					
	Multiple Effectors - Inflammatory Bowel Disease					
Autoimmune & Allergic Diseases	AG019 - Type 1 Diabetes					Intrexon T1D Partners, LLC
	AG018 – Chronic Rhinosinusitis					CRS Bio, Inc. (Harvest Capital Strategies)
	AG017 – Celiac Disease					Genten Therapeutics (Harvest Capital Strategies)
	Multiple Effectors - Allergic Rhinitis/Food & Venom Allergy					
Systemic Diseases	Multiple Effectors – Phenylketonuria					Synthetic Biologics
	Multiple Effectors - Graft vs. Host Disease					
	Multiple Effectors - Liver Diseases (NASH)					

ActoBio Therapeutics continues POC work on multiple topical and oral compounds generated from its exclusive collection of more than 1,500 plasmids and 400+ strains producing broad classes of biologics

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© 2018 Intrexon Corp. All rights reserved.
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Novel Collaboration with Bill and Melinda Gates Foundation (BMGF) Cooperative agreement with BMGF to develop Friendly™ Anopheles strain to combat mosquito that spreads malaria in the Western hemisphere Next-generation OX5034 self-limiting and male-selecting mosquito strain allows vector control trait to be passed forward for 10 generations with better economics than prior strains Oxitec Lead Programs: Friendly™ Aedes & Anopheles © 2018 Intrexon Corp. All rights reserved.

Engineering Biology for Food, Animals and Agriculture

- Okanagan Specialty Fruits non-browning apples
- AquaBounty land-based salmon production
- Trans Ova elite bovine genetics
- Exemplar MiniSwine research models
- EnviroFlight black soldier fly larvae for animal feed
- Intrexon Crop Protection biological crop pest control



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© 2018 Intrexon Corp. All rights reserved.

Okanagan Specialty Fruits Q2 Updates Planted ≈900,000 Arctic® apple trees on 590 acres of orchards Made preparations to plant 1,000,000 more trees in the spring of 2019 Consumer reception to the apples has been very favorable Q4 harvest is expected to be ≈10 times more than 2017 Increasing 2020 revenue forecast to $30 million Continue to advance non-browning traits in other fruits

AquAdvantage® Salmon Q2 Updates

- Completed the second sale of AquAdvantage® Salmon produced from its farm in Panama
- In April 2018, the FDA approved the Indiana land based facility to raise the AquAdvantage® Salmon, but the program remains on hold pending final labeling guidance
- Stocked the Indiana facility with traditional Atlantic salmon eggs until the permission is granted to import AquAdvantage® Eggs
- AquaBounty continues to advance its facilities in Canada


AquaBounty’s Indiana facility

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© 2018 Intrexon Corp. All rights reserved.

Trans Ova and Exemplar Q2 Updates

Trans Ova Genetics

- Executing on the plan to sell elite genetics embryos to a growing number of customers domestically and abroad through Trans Ova’s wholly owned subsidiary, ProGentus
- Project Razor advancing well

Exemplar Genetics

- Growing demand for the MiniSwine Models
- Expanding into regenerative medicine


31783

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© 2018 Intrexon Corp. All rights reserved.

EnviroFlight Q2 Updates Advancing on schedule toward the goal to open the largest black soldier fly larvae facility in the US in 2018 Modular facility – Phase one will have the ability to produce 900mt of product a year and is designed to scale up to 3,200mt Ongoing construction in Maysville facility

Intrexon Crop Protection A recent analysis supports our internal modeling that it is feasible to sustain trait effectiveness against fall armyworm with appropriate application of our insects Expecting to initiate field trials in Brazil in the latter half of 2019, pending appropriate regulatory approvals Intrexon Crop Protection Q2 Updates © 2018 Intrexon Corp. All rights reserved.

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